                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

                        REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 1

                              Baillie Gifford Funds
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        1 RUTLAND COURT, EDINBURGH, SCOTLAND, UK                        EH3 8EY
----------------------------------------------------                ------------
        (Address of Principal Executive Offices)                      (Zip Code)

                              (011-44-131-222-4000)
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                              Angus N.D. Macdonald
                                 1 Rutland Court
                               Edinburgh, Scotland
                             United Kingdom EH3 8EY
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

         This Amendment No. 1 to the Registration Statement is filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), since such interests will be issued and sold only in transactions exempt from the registration requirements of the 1933 Act. This Amendment No. 1 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

                             [Baillie Gifford Logo]

                              BAILLIE GIFFORD FUNDS

                      c/o Baillie Gifford Overseas Limited
                                 1 Rutland Court
                               Edinburgh, Scotland
                             United Kingdom EH3 8EY
                               011-44-131-222-4000


                          PRIVATE PLACEMENT MEMORANDUM
                                 April 30, 2001

THE SECURITIES DESCRIBED IN THIS MEMORANDUM ARE BEING OFFERED ONLY TO "ACCREDITED INVESTORS", AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933.

                  Baillie Gifford Funds (the "Trust") is an open-end, diversified management investment company consisting of three series (each a "Fund") offering portfolios with different objectives and strategies.


         THE INTERNATIONAL EQUITY FUND seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.

         THE EAFE FUND seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed markets.

         THE EMERGING MARKETS FUND seeks capital appreciation through investment in equity securities of issuers located in countries with emerging markets.

         Shares of each Fund may be purchased directly from the Trust in cash or in-kind by means of exchanging securities which are eligible for purchase by the relevant Fund. There is a purchase premium in the case of cash investments. Shares of any Fund may be redeemed in cash or in-kind. There is a redemption fee in the case of cash redemptions. All purchase premiums and redemption fees are paid to and retained by the relevant Fund and are intended to offset brokerage and transaction costs arising in connection with the purchase or redemption. The purchase premium and redemption fee may be waived by the Manager, however, if the brokerage and transaction costs in connection with the purchase or redemption are minimal or in other circumstances in the Manager's discretion. See "Purchase of Shares" and "Redemption of Shares" in this Memorandum. The minimum investment in any Fund must be worth at least $1 million; subsequent investments in any Fund must be worth at least $100,000. The Manager may, in its discretion, permit smaller initial or subsequent investments and may choose not to accept any investment for any or no reason. An exchange of securities for shares of a Fund to effect an in-kind purchase of the Fund's shares will generally be a taxable transaction for an exchanging shareholder subject to U.S. federal income tax.

         The Funds' manager is Baillie Gifford Overseas Limited (the "Manager").

         This Private Placement Memorandum concisely describes the information that investors should know before investing. Please read it carefully and keep it for future reference.

         A Statement of Additional Information (the "Statement") dated April 30, 2001 is available free of charge by writing to the Manager at the address shown on the cover of this memorandum or by telephoning 011-44-131-222-4000 (Attention: Alan Paterson) before 12:00 noon (New York time) on any business day. The Statement, which contains more detailed information about the Trust and the Funds, is incorporated by reference into this Memorandum.

         IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN-KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

         FOR RESIDENTS OF NEW HAMPSHIRE, IN ACCORDANCE WITH NEW

HAMPSHIRE UNIFORM SECURITIES ACT SECTION 421-B:20:

         NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE DIRECTOR OF THE OFFICE OF SECURITIES REGULATION THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE DIRECTOR OF THE OFFICE OF SECURITIES REGULATION HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                TABLE OF CONTENTS

SUMMARY OF EXPENSES...........................................................5

INVESTMENT OBJECTIVES AND POLICIES............................................7
     The International Equity Fund............................................7
     The EAFE Fund............................................................9
     The Emerging Markets Fund...............................................10

PRIMARY INVESTMENT RISKS.....................................................11

PURCHASE OF SHARES...........................................................16

REDEMPTION OF SHARES.........................................................21

DETERMINATION OF NET ASSET VALUE.............................................23

DISTRIBUTIONS................................................................23

TAXES........................................................................24

MANAGEMENT OF THE TRUST......................................................25

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES.............................25

ADMINISTRATOR; CUSTODIAN; TRANSFER
AND DIVIDEND PAYING AGENT....................................................26

INDEPENDENT ACCOUNTANTS......................................................26

LEGAL COUNSEL................................................................27

SHAREHOLDER INQUIRIES........................................................27

                               SUMMARY OF EXPENSES


                  The following information is provided to assist in understanding the various expenses that an investor in a Fund will bear directly or indirectly. The information is based on estimated annualized expenses for the Funds' first fiscal year, and should not be considered a representation of past or future expenses, as actual expenses may be greater or less than those shown.

         The Examples are intended to help you compare the cost of investing in the Funds with the cost of investing in other mutual funds. They assume that you invest $10,000 in each Fund for the time periods indicated and then redeem all of your shares at the end of those periods. They also assume that your investment has a 5% return each year and that each Fund's operating expenses remain the same. The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the particular Fund's portfolio. Your actual costs may be higher or lower than the Examples indicate.

                                                                                                        EMERGING
                                                         INTERNATIONAL                                   MARKETS
                                                          EQUITY FUND            EAFE FUND                FUND
SHAREHOLDER TRANSACTION EXPENSES:
      Purchase Premium
           (as a percentage
           of amount purchased)(1)                           0.25%                  0.20%                 0.40%
      Redemption Fee (as a percentage
           of amount redeemed)(1)                            0.25%                  0.20%                 0.40%

ANNUAL FUND OPERATING EXPENSES(1):
      (as a percentage of average net assets)

CLASS I (Less than $15m)
      Management Fees                                        0.35%                  0.35%                 0.50%
      Service Charges                                        0.25%                  0.25%                 0.25%
      Other Expenses(2) (3)                                  0.29%                  0.27%                 0.46%
-------------------------------------------------------------------------------------------------------------------
      Total Annual Operating Expenses(3)                     0.89%                  0.87%                 1.21%


                                       5

CLASS II ($15m to less than $100m)
      Management Fees                                        0.35%                  0.35%                 0.50%
      Service Charges                                        0.15%                  0.15%                 0.15%
      OTHER EXPENSES(2) (3)                                  0.29%                  0.27%                 0.46%
-------------------------------------------------------------------------------------------------------------------
Total Annual Operating Expenses(3)                           0.79%                  0.77%                 1.11%

CLASS III ($100m or more)
      Management Fees                                        0.35%                  0.35%                 0.50%
      Service Charges                                        0.05%                  0.05%                 0.05%
      OTHER EXPENSES(2)(3)                                   0.29%                  0.27%                 0.46%
      -------------------------------------------------------------------------------------------------------------
      Total Annual Operating Expenses(3)                     0.69%                  0.67%                 1.01%


(1) Purchase premiums and redemption fees are paid to the relevant Fund, apply only to cash purchases and redemptions and may be waived or reduced in certain cases. See "Purchase of Shares" and "Redemption of Shares." The expenses reflected in "ANNUAL FUND OPERATING EXPENSES" do not include purchase premiums or redemption fees.
(2) Other expenses for each Class of shares of each Fund are based on estimated amounts for the current fiscal year.
(3) Other Expenses are an estimate of expenses for the current fiscal year. The Manager has temporarily agreed to bear certain expenses of each Fund in order to limit the Total Annual Operating Expenses of each Class of each Fund to the percentages of net assets set forth above. The Manager has also agreed, on behalf of the International Equity Fund, to pay the custodian fees otherwise payable by the International Equity Fund to the Bank of New York, custodian to the Trust. In the absence of such voluntary waivers and payment of expenses, which may be terminated with respect to one or all Funds at any time, the Other Expenses and Total Annual Operating Expenses of each Fund might be higher than the percentages set forth above.

                                              EXAMPLES

                                                            CLASS I            CLASS II         CLASS III
INTERNATIONAL EQUITY FUND           After 1 year            $ 91                $ 81              $ 70

                                    After 3 years           $284                $252              $221

                                                            CLASS I            CLASS II         CLASS III
EAFE FUND                           After 1 year            $ 89                $ 79              $ 68

                                    After 3 years           $278                $246              $214

                                                            CLASS I            CLASS II         CLASS III
EMERGING MARKETS FUND               After 1 year            $123                $113              $103

                                    After 3 years           $384                $353              $322

                INVESTMENT OBJECTIVES, POLICIES AND PRIMARY RISKS


         The Trust currently consists of three Funds offering investors a range of non-U.S. investment choices. Each Fund has its own investment objective and policies designed to meet its specific goals. No Fund, nor the Trust as a whole, is intended or is appropriate as a complete investment program and the Trust and the Funds should be considered as only part of an overall investment strategy. Because all of the Funds will be invested substantially in foreign issuers and many of the Funds will be invested in issuers located in developing countries with emerging markets and/or in issuers with relatively modest capitalization that are subject to specific risks, the Funds generally present greater risks than most U.S. mutual funds. An investor should pay particular attention to the risks of the Funds' investments described below, under "More Information About The Funds' Investments," and in the Statement.

         Unless otherwise noted, the investment objectives and policies described below are non-fundamental and may be changed by the Trustees of the Trust without shareholder approval.

THE INTERNATIONAL EQUITY FUND

INVESTMENT OBJECTIVE - The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets. The Fund will attempt to achieve its investment objective by striving to exceed the US dollar return of the Morgan Stanley Capital International Perspective's Europe, Australasia and Far East Index (the "MSCI EAFE Index"). There can be no assurance, however, that the Fund will achieve its investment objective.

INVESTMENT POLICIES - In pursuit of the above objective, the Manager is authorized to invest only in compliance with the following guidelines:

(a) The Fund will seek to meet its objectives through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets. The Manager will invest the Fund's portfolio without regard to the tax status of investors in the Fund.

(b) The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI All Country World Free Index, excluding the United States, cash and cash equivalents. The Fund may also invest in securities that are convertible into common stock, sponsored American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") or other similar securities. The Fund will not hold more than 10% of total Fund assets in countries not contained in the MSCI EAFE Index.

(c) Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund's investments in US dollar terms. The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse affects of changes in foreign exchange rates. Any currency gains or losses will be included in the calculation of total return.

(d) The Fund will remain fully-invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in US dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the International Equity Fund and the risks associated with all the Fund's investments, see "More Information About the Fund's Investments" below and the Statement.

RISKS--The most significant risks of an investment in the International Equity Fund are Market Risk, Foreign Investment Risk, Emerging Markets Risk, Currency and Hedging Risk, and Management Risk. For more information about these and other risks of an investment in the Fund, see "SUMMARY OF PRIMARY RISKS" below.

THE EAFE FUND

INVESTMENT OBJECTIVE - The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed markets. The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the MSCI EAFE Index. There can be no assurance, however, that the Fund will achieve its investment objective.

INVESTMENT POLICIES - In pursuit of the above objective, the Manager is authorized to invest only in compliance with the following guidelines:

(a) The Fund will seek to meet its objectives through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets.

(b) The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI EAFE Index, excluding the United States, cash and cash equivalents. The Fund may also invest in securities which are convertible into common stock, sponsored ADR's, EDRs or similar securities.

(c) Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund's investments in U.S. dollar terms. The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse effects of changes in foreign exchange rates. Any currency gains or losses will be included in the calculation of total return.

(d) The Fund will remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the EAFE Fund and risks associated with all of the Fund's investments, see "More Information About the Fund's Investments" below and in the Statement.

RISKS--The most significant risks of an investment in The EAFE Fund are Market Risk, Foreign Investment Risk, Currency and Hedging Risk, and Management Risk. For more information about these and other risks of an investment in the Fund, see "SUMMARY OF PRIMARY RISKS" below.

THE EMERGING MARKETS FUND

INVESTMENT OBJECTIVE - The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers in countries with emerging markets. The Fund will attempt to achieve its investment objective by striving to exceed the US dollar return of the Morgan Stanley Capital International Perspective's Emerging Markets Free Index (the "MSCI EMF Index"). There can be no assurance, however, that the Fund will achieve its investment objective.

INVESTMENT POLICIES - In pursuit of the above objective, the Manager is authorized to invest only in compliance with the following guidelines:

(a) The Fund will seek to meet its objectives through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, show that they may grow and enjoy sustainable competitive advantages in their markets.

(b) The Fund will invest in a diversified portfolio of listed securities issued by companies such as those domiciled or principally conducting their business in countries contained in the MSCI EMF Index, cash and cash equivalents. The Fund may also invest in securities which are convertible into common stock, sponsored ADRs, EDRs or other similar securities.

(c) Currency hedging shall be permitted, at the discretion of the Manager, to attempt to preserve the Fund's investments in US dollar terms. The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse affects of such changes in foreign exchange rates. Any currency gains or losses will be included in the calculation of total return.

(d) The Fund will remain fully-invested in equities, holding cash and cash equivalents primarily during periods of investment switching, or as a result of admissions to or withdrawals from the Fund, or conditions of extreme market volatility. For liquidity purposes, the Fund may hold cash in US dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by The Emerging Markets Fund and risks associated with all of the Fund's investments, see "More Information About the Fund's Investments" below and in the Statement.

RISKS--The most significant risks of an investment in The Emerging Markets Fund are Market Risk, Foreign Investment Risk, Emerging Markets Risk, Currency and Hedging Risk, and Management Risk. For more information about these and other risks of an investment in the Fund, see "SUMMARY OF PRIMARY RISKS" below.

                            PRIMARY INVESTMENT RISKS

                  An investment in any Fund involves risks similar to those of investing in common stock or other equity securities directly. Investment in a Fund's shares is, like direct investment in equity securities, more volatile and risky than some other forms of investment. Just as with such securities, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting the Fund's portfolio. These types of risks may be greater with respect to investments in securities of foreign issuers and may be heightened in the case of emerging market securities. In addition, a Fund's investments will often be denominated in foreign currencies, whose values continually change in relation to the dollar. These varying relationships will also affect the value of a Fund's shares. In addition to the information set forth below, you should read the discussion of risks set forth in the Statement.

         MARKET RISK. The Funds' investments will fluctuate as the stock markets in which the Funds are invested fluctuate. Market risk is the risk of unfavorable market-induced changes in the value of securities owned by a Fund. Due to the volatility of equity markets, the total return of a Fund may fluctuate within a wide range, like stock prices generally, so you could lose money over short or even long periods. The values of equity securities may decline due to factors that affect a particular industry or industries, such as labor shortages or increased supply costs. In addition, they may decline due to general market conditions that are not specifically related to a particular company or industry (or even country), such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally.

         FOREIGN INVESTMENT RISK. All of the Funds will invest extensively in foreign securities (i.e., those which are not primarily traded on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets. Foreign brokerage commissions and other fees are also generally higher than in the United States. There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas.

         EMERGING MARKETS RISK. The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of business, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries. Expropriation, nationalization or other confiscation due to political change could result in a Fund's loss of its entire investment in the country involved. The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Funds' investments in those countries. The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product ("GDP") or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position. The domestic economies of emerging countries are generally not as diversified as those of the United States and certain Western European countries. A significant portion of many of such countries' national GDPs are represented by one commodity or groups of commodities. World fluctuations in the prices of certain commodities may significantly affect the economy involved. Such countries' economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements. In addition, investor sentiment toward companies in otherwise unrelated market may be influenced by adverse events in other foreign markets. Also, such local markets typically offer less regulatory protections for investors.

         As described above under "Investment Objectives and Policies," the International Equity Fund may invest in issuers of emerging markets and the Emerging Markets Fund will generally invest almost exclusively in such markets. The Emerging Markets Fund may concentrate its investments in particular regions, such as in the emerging markets of Latin America and the Pacific Basin. Any Fund investing in emerging markets will be subject to all of the general risks described above as well as special risks (some of which are described below) that may affect the region where such Fund invests.

         ASIA. The Funds are susceptible to political and economic factors affecting issuers in Pacific Basin countries. Although none of the Funds will focus its investments in Japanese companies, some Asian economies are directly affected by Japanese capital investment in the region and by Japanese consumer demands. Many of the countries of the Pacific Basin are developing both economically and politically. Some Asian countries restrict the extent to which foreigners may invest in their securities markets. Securities of issuers located in some Asian countries tend to have volatile prices and may offer significant potential for loss as well as gain. Further, certain companies in Asia may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries.

         LATIN AMERICA. Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems, including high inflation rates and high interest rates. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries. The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions. There is no assurance that economic initiatives will be successful. Recovery may also be influenced by international economic conditions, particularly those in the United States, and by world prices for oil and other commodities.

         CURRENCY AND HEDGING RISK. The Funds may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies. As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Funds' portfolio securities as well as the net asset value of the Funds' shares. The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements. These products include currency forward contracts and options thereon, and options and "spot" transactions directly in foreign currencies. A Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques. The Funds' ability to use these products may be limited by market conditions, product availability, regulatory limits and tax considerations and there can be no assurance that any of these products would succeed in reducing the risk to the Fund of exposure to local currency movements. Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency. New financial products and risk management techniques continue to be developed and the Funds may use these new investments and techniques to the extent consistent with their investment objective and policies. Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise. Moreover, it may not be possible for a Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates. The Fund may invest in securities quoted or denominated in currencies in order to maintain a hedging position against one or more indexes or sectors in such indexes.

         MANAGEMENT RISK. Each Fund is subject to the risk that the Manager will apply techniques and analyses to the Funds' investment practices that are not as successful as the techniques and analyses used by other investment advisers, and there is no guarantee that the Manager will be able to enhance the returns of the Funds or preserve the Funds' assets.

         LIQUIDITY RISK. The Funds are all subject to the risk that particular investments they make may be difficult to purchase or sell due to a limited market or to legal restrictions, such that a Fund may be prevented from selling particular securities at the price at which the Fund values them. Securities of issuers in emerging markets may be particularly susceptible to this liquidity risk.

         OPTIONS ON FOREIGN CURRENCIES. The Funds may purchase options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter. Purchasing an option on a foreign currency may constitute only a partial hedge, up to the amount of the premium received, and the Funds could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs. There is no specific percentage limitation on the Funds' investments in options on foreign currencies. See the Funds' Statement of Additional Information for further discussion of the use, risks and costs of options on foreign currencies.

         RISK FACTORS IN CURRENCY FORWARD TRANSACTIONS. The Funds' investment in currency forward contracts involves risk. Some of that risk may be caused by an imperfect correlation between movements in the price of the forward contract and the price of the related currency. The risk of imperfect correlation generally tends to diminish as the maturity date of the forward contract approaches.

                  Also, when a Fund purchases currency forward contracts (or options on such contracts or options on currencies) to hedge against a possible increase in the price of currency in which is denominated the securities the Fund anticipates purchasing, it is possible that the market may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward contract (or option) that is not offset by a reduction in the price of the securities purchased.

         The amount of risk a Fund assumes when it purchases an option on a currency contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying contract will not be fully reflected in the value of the option purchased. A Fund must also place liquid assets in a segregated account assets in an amount at least equal to the market value of any futures contracts purchased and outstanding and the exercise price of any call options purchased and outstanding.

                   OTHER IMPORTANT INFORMATION ABOUT THE FUNDS

         LOCATION OF ISSUERS. A number of the Funds' policies are determined by reference to whether an issuer is "located in" a particular country or group of countries. In determining whether an issuer is "located in" a particular country for those purposes, the Manager will consider a number of factors, including:
(i) whether the issuer's securities are principally traded in the country's markets; (ii) where the issuer's principal offices or operations are located; and (iii) the percentage of the issuer's revenues derived from goods or services sold or manufactured in the country. The Manager may also consider other factors in making this determination. No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is located in a particular country.

         DEPOSITARY RECEIPTS. Each Fund may invest in ADRs, EDRs and similar investments (such as Global Depositary Receipts (GDRs)) if issues of such Depositary Receipts are available that are consistent with a Fund's investment objective. Depositary Receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency as the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

         INVESTMENT COMPANIES. Each of the Funds may invest up to 10% of its total assets through investment companies or other collective investment vehicles designed to permit investments in a portfolio of securities listed in a particular developing country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment. As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers. The Funds may invest in collective investment vehicles that are sponsored by, and advised by, the Manager or an affiliate of the Manager (an "Affiliated Vehicle"). Any fee payable to the Manager or an affiliate thereof by any Affiliated Vehicle in respect of an investment by a Fund in such Affiliated Vehicle shall be reimbursed to the Fund by the Manager. Therefore, a Fund will only bear that portion of Affiliated Vehicle expenses payable to persons or entities other than the Manager or its affiliates, and will not be responsible for fees collected by the Manager at both the Fund level and the Affiliate Vehicle level.

         TEMPORARY DEFENSIVE STRATEGIES. For temporary defensive purposes, each Fund may vary from its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant. Each Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government Securities") and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor's Corporation ("S&P") or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or, if not so rated, deemed to be of equivalent quality by the Manager. Each Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption "-Repurchase Agreements."

         REPURCHASE AGREEMENTS. As a means of earning income for periods as short as overnight, each Fund may enter into repurchase agreements with selected banks and broker/dealers. Under a repurchase agreement, a Fund acquires securities subject to the seller's agreement to repurchase at a specified time and price. If the seller under a repurchase agreement becomes insolvent, a Fund's right to dispose of the securities may be restricted. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security. Also, if a seller defaults, the value of such securities may decline before a Fund is able to dispose of them.

         ILLIQUID SECURITIES. Each Fund may invest up to 15% of its assets in "illiquid securities," that is, securities which the Fund may not readily dispose of within 7 days at a price approximately the value used by the Fund for purposes of calculating its net asset value. These securities include those whose disposition is restricted by securities laws. Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, a Fund may be forced to sell them at a discount.

         PORTFOLIO TURNOVER. Portfolio turnover is not a limiting factor with respect to investment decisions for the Funds. Although the rate of portfolio turnover is very difficult to predict, it is not anticipated that under normal circumstances the annual portfolio turnover rates for the Funds will exceed the percentages set forth below (calculated as the lesser of the sum of purchases or sales divided by the average net assets of each Fund):

               FUND                             ESTIMATED MAXIMUM
                                                PORTFOLIO TURNOVER
         The International Equity Fund                    50%
         The EAFE Fund                                    50%
         The Emerging Markets Fund                        80%

         In any particular year market conditions may well result in greater rates than are presently anticipated. The rate of a Fund's turnover may vary significantly from time to time depending on the volatility of economic and market conditions. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the relevant Fund.

                               PURCHASE OF SHARES

         You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.

         Purchases are permitted on any business day In order for a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds by 2:00 p.m. (New York time) on such day.
         The minimum initial investment in each Fund must be worth at least $1 million subsequent investments must be worth at least $100,000. The Trust reserves the right to waive these minimums in its sole discretion.

         Shares of each Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or
(iii) a combination of such securities and cash. Purchase of shares of the Funds in exchange for securities is subject in each case to the determination by the Manager that the securities to be exchanged are acceptable for purchase by the Fund. In all cases the Manager reserves the right to reject any particular investment. In particular, and without limiting the generality of the foregoing, the Manager may reject a cash investment if, in the opinion of the Manager, the size of the investment and/or the transaction costs associated with the investment are such that there would be a material discrepancy between the purchase premium and the Fund's transaction expenses. Securities accepted by the Manager in exchange for Fund shares will be valued in the same manner as the Fund's assets as described below as of the time of the Fund's next determination of net asset value after such acceptance. All dividends and subscription or other rights that are reflected in the market price of accepted securities at the time of valuation become the property of the Funds and must be delivered to the Funds upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes would be realized upon the exchange by an investor that is subject to federal income taxation, depending upon the investor's basis in the securities tendered. A shareholder who wishes to purchase shares by exchanging securities should obtain instructions by calling the Trust (Attention: Alan Paterson) at +44 131 222 4000 before 12:00 noon (New York time) on business days.

         The purchase price of shares of a Fund is (i) the net asset value next determined after a purchase order is received plus (ii), in the case of cash investments, a purchase premium equal to the percentage of the amount invested shown below PROVIDED, HOWEVER, that the Manager will waive such premium on behalf of the Trust if, in the view of the Manager, there are minimal brokerage and transaction costs incurred in connection with the purchase. To the extent that shares are purchased at a time when other shares of the same Fund are being redeemed, the Manager will treat the purchase (up to the amount being concurrently redeemed) as involving minimal brokerage and transaction costs and will charge any purchase premium only with respect to the excess, if any, of the amount of the purchase over the amount of the concurrent redemption. If there is more than one purchase at the time of a concurrent redemption, each of the purchasers will share, pro rata, in the reduction in purchase premium caused by the concurrent redemption. There is no purchase premium on purchases in-kind or on purchases effected through the reinvestment of dividends. All purchase premiums are paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund arising in connection with a cash purchase. Absent any waiver, the following purchase premiums shall be applicable to cash purchases:

         FUND                          PURCHASE PREMIUM
                                       (expressed as a percentage
                                       of amount purchased)
The International Equity Fund          0.25%
The EAFE Fund                          0.20%
The Emerging Markets Fund              0.40%

         The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to a Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the Fund's investment policies and restrictions.

         Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction. After an account has been established, you may send subsequent investments at any time.

         Purchases of shares in any Fund are limited to persons who are "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended, and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A. Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate. Purchasers must be acquiring shares for their own account and for investment purposes only. Each Fund reserves the right to suspend or change the terms of the offering of its shares.

                                MULTIPLE CLASSES

         Each Fund has three classes of shares, Class I, Class II and Class III Shares.

SHAREHOLDER SERVICE FEES

         The principal economic difference among the various classes of shares is the level of Shareholder Service Fee which the classes bear for client and shareholder service, reporting and other support. The existence of multiple classes reflects the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the assets in that account. Thus, the Shareholder Service Fee is lower for classes where eligibility criteria require greater total assets under BGO's management.

         The Funds' classes will pay the following Shareholder Service Fees, expressed as an annual percentage of the average daily net assets attributable to that class of shares:

FUND                                CLASS I         CLASS II       CLASS III
The International Equity Fund        0.25%            0.15%          0.05%
The EAFE Fund                        0.25%            0.15%          0.05%
The Emerging Markets Fund            0.25%            0.15%          0.05%

         While the Trust has adopted a distribution plan for each class pursuant to Rule 12b-1, no payments under the plan have been authorized by the Trustees.

         The Trust has adopted a Shareholder Servicing Plan pursuant to Rule 12b-1 of the 1940 Act with respect to the Funds' multiple classes of shares (the "12b-1 Plan"). Currently, no fees are payable under the 12b-1 Plan. The Shareholder Service Fees collected by the Manager (as described above) are paid by the Funds other than pursuant to the 12b-1 Plan. If the Trustees authorize payments under the 12b-1 Plan in the future for any class of Shares, the Manager or another service provider might collect fees under the 12b-1 Plan, but only after appropriate authorization by the Trustees and after the Trust's Private Placement Memorandum has been updated to reflect such additional fees.

ELIGIBILITY FOR CLASSES

         With certain exceptions described below, eligibility for Class I, Class II and Class III Shares depends on a client's "Total Investment" with the Manager.

         A Fund shareholder's Total Investment will be determined by the Manager as of December 31 of each year and, for purposes of exchanging into less expensive classes, at the end of each calendar quarter (each a "Determination Date"). As provided below, a shareholder's Total Investment as of any Determination Date will equal the market value of assets managed by the Manager and its affiliates for the client (whether in the Funds, another pooled vehicle or otherwise) as of such Determination Date.


         The minimum Total Investment for a new shareholder to be eligible for Class I, II or III Shares of each Fund is set forth in the following table:

     ------------------------------- --------------------------------------
            CLASS OF SHARES                MINIMUM TOTAL INVESTMENT
                Class I                          $ 1 Million
                Class II                         $15 Million
               Class III                        $100 Million
      ------------------------------- --------------------------------------


         Investments by defined contribution pension plans that are participant directed plans (such as 401(k) plans) will be accepted only in the Class of Shares with the highest Shareholder Service Fee then available, regardless of the size of the investment, and will not be eligible to convert to other classes with lower Shareholder Service Fees.

         The minimum for subsequent investments into any class of shares of the Funds is $100,000.

         The Manager will make all determinations as to aggregation of client accounts for purposes of determining eligibility.

CONVERSIONS BETWEEN CLASSES

         On each Determination Date, the value of each shareholder's Total Investment with BGO, as defined above, will be determined. Based on that determination, each shareholder's shares of each Fund will be automatically converted to the class of shares of such Fund which is then being offered with the lowest Shareholder Service Fee for which the shareholder is eligible based on the amount of its Total Investment on the Determination Date. The conversion will occur within 15 business days following the Determination Date. Also, if a shareholder makes an investment in a Fund or puts additional assets under the Manager's management so as to cause the shareholder to be eligible for a new class of shares, such determination will be made as of the close of business on the last day of the calendar quarter in which the investment was made, and the conversion will be effected within 15 business days of that quarter.

         The Trust has been advised by counsel that the conversion of a shareholder's investment from one class of shares to another class of shares in the same Fund should not result in the recognition of gain or loss in the converted Fund's shares. The shareholder's tax basis in the new class of shares immediately after the conversion should equal the shareholder's basis in the converted shares immediately before conversion, and the holding period of the new class of shares should include the holding period of the converted shares.

         Investors should be aware that all the classes of the Funds may not be available in all jurisdictions.

                              REDEMPTION OF SHARES

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. However, the securities are redeemable.

         You can redeem your shares by sending a written request by mail or by telecopy to the Trust (c/o Baillie Gifford Overseas Limited, 1 Rutland Court, Edinburgh, Scotland EH3 8EY; Attention: Alan Paterson; Telecopy # 011-44-131-222-4492) AND to the Transfer Agent (Unified Fund Services Inc. 431 North Pennsylvania Street, Indianapolis, Indiana, 46204; Attention Stacey Stone; Telecopy #317 266 8756). The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed. All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity).

         Shares of a Fund may be redeemed on any day on which the New York Stock Exchange is open for unrestricted trading.

         The redemption price is (i) the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust in proper form, less (ii), in the case of cash redemptions, a redemption fee equal to the percentage of the amount redeemed indicated below. To the extent that shares are redeemed at a time when other shares of the same Fund are being purchased, the Manager will treat the redemption (up to the amount being concurrently purchased) as involving minimal brokerage and transaction costs and will charge a redemption fee only with respect to the excess, if any, of the amount of the redemption over the amount of the concurrent purchase. If there is more than one redemption at the time of a concurrent purchase, each of the redeeming shareholders will share, pro rata, in the reduction in redemption fee caused by the concurrent purchase. Redemption fees will be paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund in connection with cash redemptions. In the absence of any waiver, the following redemption fees will apply to cash redemptions:

         FUND                              REDEMPTION FEE
                                           (expressed as a percentage
                                           of amount redeemed)
The International Equity Fund                    0.25%
The EAFE Fund                                    0.20%
The Emerging Markets Fund                        0.40%

         Shares of any Class of any Fund may be redeemed by the payment of the redemption price in whole or in part by a distribution in-kind of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash. A Class III Shareholder may request a redemption in-kind, and such request shall be granted by the Fund to the extent permitted by applicable law. The redemption in-kind shall be effected in accordance with the Fund's in-kind redemption procedures. Portfolio securities distributed in connection with the in-kind redemption request will be valued in accordance with the Funds' procedures for valuation described under "Determination of Net Asset Value." Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

         Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust in good order. If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, a Fund may withhold redemption proceeds until that check has cleared. A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration. Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting. Cash payments will be made by transfer of Federal funds for payment into the investor's account.

         When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption. Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

         The Trust may suspend the right of redemption and may postpone payment for any Fund for more than seven days during an emergency which makes it impracticable for a Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

                        DETERMINATION OF NET ASSET VALUE

         The net asset value of a share of each Fund will be determined as of 4:00 p.m. New York time on any business day. The Trust will accept purchase or redemption orders on any day on which the New York Stock Exchange is open for unrestricted trading. The net asset value per share for a Fund is determined by dividing the total market value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of that Fund. Portfolio securities listed on a securities exchange for which market quotations are available are valued at the last quoted sale price on each business day, or, if there is no such reported sale, at the mean of the most recent quoted bid and asked prices unless the trustees, or persons acting on their behalf, determine that such value is not the fair value of such a security. Price information on listed securities is generally taken from the closing price on the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Other assets and securities for which no quotations are readily available (or for which quotations are not believed by the trustees to be reliable due to market changes that occur after the most recent available quotations are obtained or any other reason) are valued at fair value as determined in good faith by the Trustees of the Trust, or by persons acting pursuant to procedures established by the Trustees.

                                  DISTRIBUTIONS

         The Funds intend to pay out as dividends substantially all of their net investment taxable income (which comes from dividends and any interest they receive from investments and net realized short-term capital gains). For these purposes and for federal income tax purposes, a portion of the premiums from certain expired call or put options on currency futures written by a Fund (if the Fund were to write such options in the future), net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions may be treated as short-term capital gain. The Funds also intend to distribute substantially all of their net realized long-term capital gains, if any, after giving effect to any available capital loss carryover. Each Fund's policy is to declare and pay distributions of its dividend income annually, although any Fund may do so more frequently as determined by the trustees of the Trust. Each Fund's policy is to distribute net realized short-term capital gains and net realized long-term gains annually although any Fund may do so more frequently as determined by the trustees of the Trust to the extent permitted by applicable regulations. The Trust's fiscal year is the calendar year.

         All dividends and/or distributions will be paid in shares of the relevant Fund at net asset value unless the shareholder elects in the subscription agreement to receive cash. There is no purchase premium on reinvested dividends or distributions. Shareholders may make this election by marking the appropriate box on the subscription agreement or by writing to the Custodian.

                                      TAXES

         Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as a Fund qualifies, the Fund itself will not pay federal income tax on its dividend, interest and certain other income, its net realized short-term gains and its net realized long-term capital gains distributed to its shareholders. Dividend distributions (I.E., distributions derived from interest, dividends and certain other income, including in general short-term capital gains) will be taxable to shareholders subject to income tax as ordinary income. Distributions of any long-term capital gains are taxable as such to shareholders subject to income tax, regardless of how long a shareholder may have owned shares in the Fund. Distributions from the Fund will be taxed as described above whether received in cash or in shares through reinvestment of dividends. A distribution paid to shareholders by a Fund in January of a year is generally deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year. A Fund's transactions in foreign currencies and hedging activities will likely produce a difference between its book income and taxable income. This difference may cause a portion of a Fund's income distributions to constitute a return of capital for tax purposes or require a Fund to make distributions exceeding book income to qualify as a regulated investment company. The sale or redemption of shares of Fund, including a redemption in-kind, is a taxable event to the selling or redeeming shareholder, subject to any tax status of such shareholder.

         The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year.

         Each Fund may make an election with the Internal Revenue Service for each fiscal year which would allow shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return for foreign income taxes paid by the Fund. As a result, income of a Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders. The amount of foreign income taxes paid by a Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations.

         The foregoing is a general summary of the federal income tax consequences for shareholders who are U.S. citizens or corporations. Fund shareholders who are not U.S. citizens or which are foreign corporations may receive substantially different tax treatment of distributions by the Funds. Shareholders should consult their own tax advisors about the tax consequences of an investment in a Fund in light of each shareholder's particular tax situation. Shareholders should also consult their own tax advisors about consequences under foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

         Each Fund is advised and managed by Baillie Gifford Overseas Limited, 1 Rutland Court, Edinburgh Scotland (the "Manager"). The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, ERISA Group Trusts and other private accounts. The Manager is a wholly owned subsidiary of Baillie Gifford & Co. which is controlled by its full-time working partners.

         Investment decisions made by the Manager for the Funds are made by teams organized for that purpose and no person or persons are primarily responsible for making recommendations to such teams.


         Under each Investment Advisory Agreement with the Trust on behalf of each Fund, the Manager selects and reviews each Fund's investments and provides executive and other personnel for the management of the Trust. Pursuant to the Trust's Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager. In the event that the Manager ceases to be the manager of the Funds, the right of the Trust to use the identifying name "Baillie Gifford" with respect to any Fund may be withdrawn.



         Under the Investment Advisory Agreement, each Fund pays the Manager a quarterly management fee, in arrears, at the following annual rate of the respective Fund's average net assets (calculated by taking the average of all determinations of net asset value made at the end of each month):


                  FUND                            MANAGEMENT FEE

         The International Equity Fund            0.35%
         The EAFE Fund                            0.35%
         The Emerging Markets Fund                0.50%


         Upon termination of an Investment Advisory Agreement at other than quarter end, the management fee for the partial quarter shall be determined by reference to the termination date and shall be prorated accordingly.


         The organizational expenses of the Funds, as well as all other expenses incurred in the operation of the Funds, are borne by the relevant Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians (except as the Manager may from time to time voluntarily pay such fees on behalf of the International Equity Fund), auditing and legal expenses.

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

         The Trust is a diversified open-end series investment company organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 21, 2000, as amended from time to time.

         The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into three series. The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series (or "classes") of shares with such dividend preferences and other rights as the trustees may designate. Each series is divided into three classes, and each share of a series represents an equal proportionate interest in that series with each other share, subject to the different preferences of each class of that series. The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios.


         Subject to the restrictions described under "Redemption of Shares," the Trust's shares are freely transferable. Shareholders are entitled to dividends as declared by the trustees, and, in liquidation of the relevant Fund's portfolio, are entitled to receive the net assets of the portfolio. Shareholders are entitled to vote at any meetings of shareholders. The Trust does not generally hold annual meetings of shareholders and will do so only when required by law. Special meetings of shareholders may be called for purposes such as electing or removing Trustees, changing a fundamental investment policy or approving an investment advisory agreement. In addition, a special meeting of shareholders of the Fund will be held if, at any time, less than a majority of the Trustees then in office have been elected by shareholders of the Fund.

         The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

         Shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.

          ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT

         The Bank of New York, 100 Church Street, New York, New York 10286 serves as the Trust's fund accounting administrator and custodian.

         Unified Fund Services, Inc. 431 North Pennsylvania Street, Indianapolis, Indiana, 46204 serves as the Trust's transfer and dividend paying agent.

                                  UNDERWRITERS

         As the Trust is currently self-distributed, there is no underwriter of the Trust at this time.

                             INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, NY 10036 serves as the Trust's independent public accountants.




                                  LEGAL COUNSEL

Ropes & Gray, One International Place, Boston, MA 02110, is the Trust's legal counsel.


                              SHAREHOLDER INQUIRIES

         Shareholders may direct inquiries to the Trust c/o Baillie Gifford Overseas Limited, 1 Rutland Court, Edinburgh, Scotland, United Kingdom EH3 8EY (Attention: Alan Paterson +44 131 222 4000).

BAILLIE GIFFORD FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION

                                 APRIL 30, 2001







                             [Baillie Gifford Logo]








This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Baillie Gifford Funds Private Placement Memorandum dated April 30, 2001, and should be read in conjunction therewith. A copy of the Private Placement Memorandum may be obtained from Baillie Gifford Funds, c/o 1 Rutland Court, Edinburgh EH3 8EY, Scotland.

TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS...............................1

MANAGEMENT OF THE TRUST........................................................9

INVESTMENT ADVISORY AND OTHER SERVICES........................................11

DISTRIBUTION AND SERVICING PLANS..............................................14

PORTFOLIO TRANSACTIONS AND BROKERAGE..........................................14

DESCRIPTION OF THE TRUST......................................................15

HOW TO BUY SHARES.............................................................18

NET ASSET VALUE AND OFFERING PRICE............................................18

REDEMPTIONS...................................................................18

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS...................18

FINANCIAL STATEMENTS..........................................................20

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS


         The investment objective and policies of each series ("Fund") of Baillie Gifford Funds (the "Trust"), are summarized in the Private Placement Memorandum under "Investment Objectives and Policies" and "More Information About the Funds' Investments." The investment policies of each Fund set forth in the Private Placement Memorandum and in this Statement of Additional Information may be changed by the Trust's trustees without shareholder approval except that any policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the relevant Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

         In addition to its investment objective and policies set forth in the Private Placement Memorandum, the following are policies of each Fund (and those marked with an asterisk are fundamental policies of each Fund):

         Each Fund will not:

         *(1) Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

         *(2) Borrow money, except to the extent permitted by applicable law, regulation or order.

         *(3) Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

         *(4) Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

         *(5) Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund's investment objectives and policies. For purposes of this policy, the short term deposit of cash or other liquid assets of the Fund in one or more interest-bearing accounts shall not be deemed to be a loan to others.

         *(6) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements. The SEC takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

         *(7) Issue any senior securities except to the extent permitted by applicable law, regulation or order. (for purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

         (8) Invest more than 15% of the value of net assets of the Fund in illiquid securities.

         The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities or other high grade debt instruments are deposited in a segregated account or are otherwise covered. Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

CONVERTIBLE SECURITIES

         Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed income and equity securities. Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

         Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increase sin the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.

         Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

BRADY BONDS

         The Emerging Markets Fund may invest in Brady Bonds of countries that have restructured or are in the process of restructuring their sovereign debt pursuant to the Brady Plan. "Brady Bonds" are debt securities issued under the framework of the Brady Plan, an initiative announced by former U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external commercial bank indebtedness. In restructuring its external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders as well as multilateral institutions such as the World Bank and the International Monetary Fund ("IMF"). The Brady Plan framework, as it has developed, contemplates the exchange of commercial bank debt for newly issued Brady Bonds. Brady Bonds may also be issued in respect of new money being advanced by existing lenders in connection with the debt restructuring. The World Bank and/or the IMF may support the restructuring by providing funds pursuant to loan agreements or other arrangements which enable the debtor nation to collateralize the new Brady Bonds or to repurchase outstanding bank debt as a discount.

         Brady Plan debt restructurings have been implemented to date in such countries as Mexico, Brazil, Costa Rica, Venezuela, Uruguay, Nigeria, Argentina and the Philippines. Investors should recognize that Brady Bonds have been issued only recently and, accordingly, do not have a long payment history. Agreements implemented under the Brady Plan to date are designed to achieve debt and debt service reduction through specific options negotiated by a debtor nation with its creditors. As a result, the financial packages offered by each country differ. The types of options have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt, which carry a below-market stated rate of interest (generally known as par bonds), bonds issued at a discount from the face value of such debt (generally known as discount bonds), bonds bearing an interest rate which increases over time and bonds issued in exchange for the advancement of new money by existing lenders. Regardless of the stated face amount and stated interest rate of the various types of Brady Bonds, the Fund will purchase Brady Bonds in secondary markets, as described below, in which the price and yield to the investor reflect market conditions at the time of purchase.

         Certain Brady Bonds have been collateralized as to principal due at maturity by U.S. Treasury zero coupon bonds with a maturity equal to the final maturity of such Brady Bonds. Collateral purchases are financed by the IMF, the World Bank and the debtor nations' reserves. In the event of a default with respect to collateralized Brady Bonds as a result of which the payment obligations of the issuer are accelerated, the U.S. Treasury zero coupon obligations held as collateral for the payment of principal will not be distributed to investors, nor will such obligations be sold and the proceeds distributed. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds, which will continue to be outstanding, at which time the face amount of the collateral will equal the principal payments which would have then been due on the Brady Bonds in the normal course. In addition, interest payments on certain types of Brady Bonds may be collateralized by cash or high grade securities in amounts that typically represent between 12 and 18 months of interest accruals on these instruments with the balance of the interest accruals being uncollateralized. Brady Bonds are often viewed as having the following valuation components: (i) the collateralized repayment of principal, if any, at final maturity, (ii) the collateralized interest payments, if any, (iii) the collateralized interest payments, and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are to be viewed as speculative. The Emerging Markets Fund may purchase Brady Bonds with no, or limited, collateralization, and will be relying for payment of interest and (except in the case of principal collateralized Brady Bonds) principal primarily on the willingness and ability of the foreign government to make payment in accordance with the terms of the Brady Bonds. Brady Bonds issued to date are purchased and sold in secondary markets through U.S. securities dealers and other financial institutions and are generally maintained through European transnational securities depositories. Many of the Brady Bonds in which The Emerging Markets Fund invests are likely to be acquired at a discount.

YANKEE BONDS

         The Funds may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers ("Yankee bonds"). As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

REPURCHASE AGREEMENTS

         Each Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the Investment Company Act of 1940 (the "1940 Act"), a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Funds the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the United States Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

         In addition to the common policies described above, the following specific investment guidelines shall apply to THE INTERNATIONAL EQUITY FUND. These guidelines will be calculated by value at the time of the relevant transaction. By way of illustration (taking (1)m. below as an example), if the Fund purchased a 4% position by value in relation to the entire portfolio at the time of the transaction, and the stock price subsequently doubled, putting the holding size above the 5% limit, it would not be necessary to sell part of the holding; but it would also not be allowable to purchase additional stock at that point.

         These guidelines may be amended only upon a vote of the holders of a majority of the outstanding shares of the International Equity Fund; PROVIDED, HOWEVER, that any one or all of the following guidelines may be waived on a temporary basis by the holders of a majority of the outstanding shares of the International Equity Fund by sending to the Fund a written notice or notices signed by such holders, or an authorized person on behalf of such holders, that sets forth the guideline or guidelines to be waived and the duration of the waiver for each such guideline.

     (1)  Portfolio Asset Allocation
     The base currency of the Fund is U. S. dollars so the percentages in these risk parameters will be calculated in U. S. dollars.
     a. The Fund will maintain a minimum invested position of its assets at 75% by value in non-U.S. equity type securities (see Allowable Investments).
     b. Of its non-U.S. equity exposure, the Fund will maintain a minimum invested position at 90% by value in countries included in the MSCI EAFE Index in aggregate (20 countries currently).
     c. Of its exposure in b. above, the Fund will maintain an invested position in a minimum of at least eight countries, or a pro rata amount as countries are added to that Index over time.
     d. Of its exposure in b. above, the Fund will maintain investment positions in a minimum of three currencies.
     e. The Fund will not invest more than 25% of its assets by value in any one industry.
     f. The Fund will not invest more than 15% of its assets by value in securities which are not readily marketable including private placement and Rule 144A securities (see Allowable Investments).
     g. The Fund will not invest more than 25% of its assets by value in fixed income instruments (see Allowable Investments).
     h. The Fund will not invest or hold more than 25% of its assets by value in the form of cash or cash equivalent instruments at any time (see Allowable Investments), exclusive of cash pending settlement of transactions.
     i. The Fund will not invest more than 10% of its assets by value in U. S. domiciled equities.
     j. The Fund will not invest more than 10% of its non-U.S. equity exposure by value in countries included in the Morgan Stanley Capital International Emerging Markets Fund Index ex Malaysia (MSCI EMF ex Malaysia), which has 24 countries in its universe currently.

     k. The Fund will not invest by value in any single country (excluding Japan) in the MSCI EAFE or MSCI EMF ex Malaysia Index Universes so as to have an investment exposure of more than 6% over or under that country's weight in the relevant Index. For Japan, the Fund will not invest by value so as to have an investment exposure of more than 10% over or under Japan's weight in the relevant Index.
     l. The Fund will not invest more than 3% of its non-U.S. equity exposure by value in any country not included in the MSCI Indexes in (k) above and not more than 5% by value in aggregate if more than one single country is identified (with currency amounts in parallel). A single exception is made for Canada, which shall be allowed a maximum weight of 10% by value.
     m. The Fund will not invest more than 5% of its assets by value in the securities of any single issuer, other than obligations of the U.S. Government.
     n. The Fund will not purchase by value more than 10% of the voting securities of any single issuer.
     o. The Fund will not invest more than 10% by value of its non-U.S. equity exposure or its U. S. domiciled equity exposure in rights and warrants to purchase allowable investments (exclusive of those attached to other securities when acquired).
     p. The Fund will not invest by value in any single currency in the MSCI Indexes in k. above so as to have an investment exposure of more than 6% over or under that currency's weight in the relevant Index with the exception of Japan. For Japan, the Fund will not invest by value so as to have an investment exposure of more than 10% over or under Japan's currency weight in the relevant Index.

     (2)  Allowable Investments

     a. Equity type securities, including preferred stocks, convertible issues convertible into allowable investments, ADRs and GDRs or other depository receipts, and securities having equity characteristics such as rights and warrants to purchase allowable investments, with the Manager having full responsibility for the exercise of all such rights appurtenant to any securities in the Fund.
     b. Preferred and convertible issues in a. above shall at time of purchase be rated BBB- or better by Standard & Poor's, baa3 or better by Moody's Investors Service, or if unrated, be judged by the Manager to be of equivalent credit quality. c. Fixed income instruments having the credit quality ratings set out in b. above.
     d.   Options on allowable investments that are covered.
     e. Cash or cash equivalent instruments that are rated A-1 or A-2 by Standard & Poor's, F-1 or F-2 by Fitch Investors Service, issued or guaranteed as to principal and interest by entities having an existing debt security rating of A or better by Moody's Investor Service or Standard & Poor's (by which definition any downgrade in credit rating shall render the instrument a prohibited investment).
     f. Repurchase agreements that are fully collateralized with credit quality as in e. above and marked to market daily.
     g. Short term investment funds (STIFs) which have credit guidelines of quality as set out in e. above.

     (3)  Foreign Exchange Activity

     a. The Fund may enter into forward currency contracts which are often required to ensure that settlement of currency transactions coincides with settlement of securities transactions (subject to different local custom and regulation) or which are not matched by securities transactions in order to protect the portfolio against possible adverse currency movements but which may also limit the portfolio gains (providing that such hedging is always into the base currency of the Fund, which is the U. S. dollar, or into major currencies such as the Euro, the Japanese yen or the Canadian dollar). Accordingly, the currency restrictions noted in l. above do not apply to the latter major currencies.
     b. The Manager will ensure that all forwards are transacted in accordance with the standard operational procedures of the Custodian.
     c. The Fund may own foreign currency cash balances providing interest is generated via instruments that have the credit quality ratings set out in (2e) above.
     d. Uncovered forward currency positions that result in leveraging of the total portfolio are prohibited.

     (4)  Securities Lending Activity

     a. The Fund may lend securities with an aggregate value of not more than 10% of the total assets of the Fund to broker-dealers, major banks or other recognized institutional borrowers of securities in order to generate additional income.
     b. The Fund may enter into security loan arrangements under the following circumstances:
          1) The Fund must retain the right to collect from the borrower all dividends, interest, premiums, rights and other distributions to which the fund would have been otherwise entitled.
          2) The Fund may waive the right to vote the securities during the term of the loan.
          3) The loans must be collateralized in accordance with industry standards; however, the collateral posted may not fall below the market value of the loaned marketable securities in any instance.
          4) Market values of the loaned securities shall be monitored daily; the security loan agreement providing for payment of additional collateral on a daily basis, or at such time as the value of the loaned securities increases to agreed upon ratios.
          5) The Fund must retain the right to terminate the contract and regain the securities upon not more than five days' notice.
          6) On an initially agreed upon basis, the Fund shall maintain a level of collateralization (computed without regard to intra-day fluctuations) equal to at least 102% of the market value of the borrowed securities provided, however, that with respect to loans of U. S. government securities, this level may be 100%.
          7) The Fund shall require any collateral in the form of bank letters of credit to be drawn only on banks with capital, surplus and undivided earnings in excess of one hundred million U. S. dollars (U. S. $100,000,000) or the foreign currency equivalent.

          8) The Fund shall comply with the provisions of Prohibited Transaction Exemption 81-6 (PTCE 81-6).

     (5)  Prohibited Transactions

     a.   Transactions that involve a broker acting as a principal.
     b.   Short sales
     c.   Transactions on margin
     d. Investments in other open or closed end mutual funds, co-mingled or other pooled accounts (except for short term investment funds as in 2.
          g. above) where additional management fees are charged within the vehicle. Investments in other open or closed end mutual funds, co-mingled or other pooled accounts which do not charge a management fee within the vehicle or where any management fee is rebated are allowed.
     e. Non-negotiable securities (except for time deposits and Euro deposits) or Letter Stock, with the understanding that securities set out in 1.
          f. above are those that have a defined expectation of marketability
     f.   Uncovered options
     g. Derivative instruments, other than those specifically allowable in 2 and 3 above
     h. Any form of borrowing or leverage and any pledge that shall encumber any assets of the portfolio
     i. The purchase of any instrument whose terms obligate the Fund to more than its initial investment intention
     j. Real estate of any type, except for property companies and Real Estate Investment Trusts (REITs) quoted on stock exchanges
     k.   Commodities or commodity contracts of any kind
     l.   Precious metals of any type or French Government gold backed bonds
     m. Odd lot trades or transactions that result in odd lot security positions
     n. Any transaction that shall be ultra vires by the Manager or any chosen agent
     o. Any transaction that is reasonably certain to place assets of the Fund into a position of exchange control sequestration, confiscation or similar form of jeopardy

     (6) Investment Limitations

          Unless specifically noted to the contrary, the percentage limitations referenced above shall be considered with respect to the value of the securities at the time of their purchase. Thus, to the extent market fluctuations cause the Fund to exceed any percentage limitation, such event will not be considered a violation of the guidelines.

                             MANAGEMENT OF THE TRUST



     The trustees and officers of the Trust and their principal occupations during the past five years are as follows:

R. ROBIN MENZIES                             CHAIRMAN OF THE BOARD & PRESIDENT
--------------------------------------------------------------------------------

Mr. Menzies is a director of Baillie Gifford Overseas Limited and a partner of Baillie Gifford & Co. He graduated BA in Engineering and Law from Cambridge University. Aged 48, he joined Baillie Gifford in 1973 and became a partner in 1981. Mr. Menzies is a member of the Institutional Clients Department and has particular responsibility for North American clients.

Mr. Menzies will be in charge of the geographical diversification of the International equity Fund's and The EAFE Fund's assets. Under Mr. Menzies supervision, investment teams at Baillie Gifford recommend securities selections for each of these Funds.

Mr. Menzies is the only trustee who is an "interested person" (as defined in the 1940 Act) of the Trust or the Manager due to his involvement with Baillie Gifford Overseas Limited.

JOHN G. BARRIE, JR.                                TRUSTEE
-----------------------------------------------------------

Mr. Barrie retired in April 2000 from Dominion Resources, Inc., an electric and gas utility, where he served in a variety of supervisory roles over the course of the thirty-five years, including most recently, Assistant Treasurer.


JOHN M. SMITH                                      TRUSTEE
-----------------------------------------------------------

Mr. Smith serves a consultant to the management of, and the board of directors of, the Guardian Mutual Funds in January, 2000. Mr. Smith served in a variety of executive positions with Guardian Life Insurance Company and its affiliates until the end of 1999, including as Executive Vice President of Guardian Life Insurance Company; Executive Vice President and Director of Guardian Insurance and Annuity Company; President and Director of Guardian Investors Services Corp. (broker-dealer and investment adviser); President of GIAC Funds, Inc. (mutual funds); and Director of Guardian Asset Management Corp. and Guardian Baillie Gifford Ltd. (investment advisers).

EDWARD H. HOCKNELL                                 VICE PRESIDENT
-----------------------------------------------------------------

Mr. Hocknell is a director of Baillie Gifford Overseas Limited and became a partner in Baillie Gifford & Co. in 1998. Aged 40, Mr. Hocknell graduated BA in Classics and Philosophy from Oxford University. He is responsible for North American and UK clients.

Mr. Hocknell will be in charge of the geographical diversification of The Emerging Markets Fund's assets. His decisions to buy and sell securities for the Fund will be made with help from several investment teams at Baillie Gifford.

ALAN PATERSON                                        VICE PRESIDENT
----------------------------------------------------------------------

Mr. Paterson joined Baillie Gifford in 1993 following five years with KPMG where he qualified as a Chartered Accountant. Aged 32, he is presently Head of the Institutional Clients Accounting Department, which is responsible for the accounting and administration service to Baillie Gifford's institutional clients worldwide.

JEFFREY KUTLER                                       VICE PRESIDENT
----------------------------------------------------------------------

Mr. Kutler joined Baillie Gifford in May 1996 as is currently responsible for all North American marketing. Aged 42, he is based in Manhattan, New York. For nine years prior to joining Baillie Gifford Mr. Kutler was Vice President and Director of Client Services with The Prudential Investment Corporation, Inc.

DICKSON JACKSON                                      TREASURER
----------------------------------------------------------------------

Mr. Jackson joined Baillie Gifford in 1998 following eight years with The WM Company where he administered and managed both pooled and segregated pension funds as well as presenting performance information to UK Fund Management companies. Aged 29, he is presently responsible for a team of Investment Accountants providing administration services to Baillie Gifford's non-UK institutional clients.

ANGUS N. G. MACDONALD                                SECRETARY
----------------------------------------------------------------------

Mr. Macdonald qualified LL.B in Law in 1989 and attained his Diploma in Legal Practice in 1990. Aged 34, he joined Baillie Gifford in 1996 having previously worked as a lawyer in another financial services company and private practice before that. He is presently the Compliance Officer and Counsel for Baillie Gifford Overseas Limited.


     Previous positions during the past five years with Baillie Gifford Overseas Limited are omitted, if not materially different from the positions listed.

     The address of each trustee and officer of the Trust affiliated with Baillie Gifford Overseas Limited is 1 Rutland Court, Edinburgh, Scotland EH3 8EY. The Trust pays no compensation to its officers or to the trustees listed above who are interested persons of the Trust. The Trust pays John M. Smith and John G. Barrie, Jr. $10,000 per annum to serve as trustees.

     The following table sets forth a summary of the compensation paid by the Funds to each of the Trustees for the period from November 1, 2000, when the Funds commenced operations, through the end of the fiscal year on December 31, 2000. Actual payments of the amounts listed below were made in January, 2001.

                                                   Compensation Table

Name and Position                Aggregate             Pension or              Estimated                Total
                                Compensation           Retirement           Annual Benefits         Compensation
                                 from Funds         Benefit Accrued         Upon Retirement          from Funds
                                                       as Part of                                     and Fund
                                                     Fund Expenses                                  Complex paid
                                                                                                     to Trustees

R. Robin Menzies                     ___                   ___                     ___                    ___
  Chairman of the
  Board and
  President

John G. Barrie, Jr.                $2,000                  ___                     ___                  $2,000
  Trustee

John M. Smith                      $2,000                  ___                     ___                  $2,000
  Trustee


     As of the date hereof, New York State Teachers' Retirement System, established under the laws of New York and located at 10 Corporate Woods Drive, Albany, New York 12211-2395, owns 100% of the voting securities of the International Equity Fund. Other than New York State Teachers' Retirement System, the Trust believes that no person or group owns of record or beneficially 5% or more of the shares of any Fund.

     As of the date hereof, the Trustees and officers as a group owned less than 1% of the outstanding shares of each Fund.



                     INVESTMENT ADVISORY AND OTHER SERVICES

     ADVISORY AGREEMENTS

     Baillie Gifford Overseas Limited serves as the investment adviser of each Fund under a separate investment advisory agreement dated July 25, 2000. Baillie Gifford Overseas Limited is a wholly-owned subsidiary of Baillie Gifford & Co. Both Baillie Gifford Overseas Limited and Baillie Gifford & Co are regulated in the United Kingdom by the Investment Management Regulatory Authority.

     Under each investment advisory agreement, Baillie Gifford Overseas Limited manages the investment and reinvestment of the assets of the relevant Fund and generally administers its affairs, subject to supervision by the trustees of the Trust. The Manager furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services. For these services, the investment advisory agreements provide that each Fund shall pay the Manager a monthly investment advisory fee as stated in the Private Placement Memorandum.

     Under each investment advisory agreement, if the total ordinary business expenses of a Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, the Manager shall pay such excess. Presently, none of the Funds nor the Trust as a whole is subject to any such expense limitation, however.

     As described in the Private Placement Memorandum, the Manager has agreed to certain voluntary arrangements to limit Fund expenses. These arrangements may be modified or terminated by the Manager at any time.

     Each investment advisory agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the relevant Fund and
(ii) by vote of a majority of the Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to an advisory agreement must be approved by vote of a majority of the outstanding voting securities of the relevant Fund and by vote of a majority of the Trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. Each investment advisory agreement may be terminated without penalty by vote of the Trustees or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days' written notice, or by the Manager upon sixty days' written notice, and each terminates automatically in the event of its assignment.

     Each advisory agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

     The Manager acts as investment adviser numerous other corporate and fiduciary clients.

     Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by the Manager. The other investment companies and clients sometimes invest in securities in which the Funds also invest. If a Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which a Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Funds. It is the opinion of the trustees that the desirability of retaining the Manager as adviser for the Funds outweighs the disadvantages, if any, which might result from these practices.

     CUSTODIAL ARRANGEMENTS The Bank of New York ("BONY"), 100 Church Street, New York, New York 10286 is the Trust's custodian. As such, BONY or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Funds and, in such capacity, are the registered owners of securities held in book entry form belonging to the Funds. Upon instruction, BONY or such sub-custodians receive and deliver cash and securities of the Funds in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

     TRANSFER AGENCY Unified Fund Services, Inc., 431 North Pennsylvania Street, Indianapolis, Indiana, 46204 serves as the Trust's transfer and dividend paying agent.

     INDEPENDENT ACCOUNTANTS The Fund's independent accountants are PricewaterhouseCoopers LLP ("PWC"), 1177 Avenue of the Americas, New York, NY 10036. PWC conducts an annual audit of the Trust's financial statements and provides other audit, tax and related services.

     UNDERWRITER. Currently, there is no underwriter of shares of each Fund, and accordingly, the Trust self-distributes its shares.

                        DISTRIBUTION AND SERVICING PLANS

     The Trust has adopted a Shareholder Servicing Plan pursuant to Rule 12b-1 of the 1940 Act (the "12b-1 Plan") to allow the Trustees the flexibility to pay for activities primarily intended to result in the sale of Fund shares. The Shareholder Service Fees collected by BGO (as described in the Private Placement Memorandum under "Multiple Classes") are not paid by the Funds pursuant to the 12b-1 Plan because the Trustees have determined that the Shareholder Service Fee is for services that are not primarily intended to result in the sale of Fund shares. Currently, no fees are payable under the 12b-1 Plan. If the Trustees authorize payments under the 12b-1 Plan in the future for any class of Shares, BGO or another service provider might collect fees under the 12b-1 Plan, but only after appropriate authorization by the Trustees and after the Trust's Private Placement Memorandum has been updated to reflect such additional fees.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

     In placing orders for the purchase and sale of portfolio securities for each Fund, the Manager always seeks the best price and execution. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

     The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Funds may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

     Receipt of research services from brokers may sometimes be a factor in selecting a broker which the Manager believes will provide best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce the Manager's expenses. Such services may be used by the Manager in servicing other client accounts and in some cases may not be used with respect to the Funds. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

     For the period from November 1, 2000, when the Funds commenced operations, through the end of the fiscal year on December 31, 2000, the aggregate dollar amount of brokerage commissions paid by the International Equity Fund on portfolio transactions was $108,253.


                            DESCRIPTION OF THE TRUST

     The Trust, registered with the SEC as a diversified open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (the "Declaration of Trust") dated June 21, 2000, as amended from time to time.

     The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of each series. Each share of each Fund represents an equal proportionate interest in such Fund with each other share of that Fund and is entitled to a proportionate interest in the dividends and distributions from that Fund. The shares of each Fund do not have any preemptive rights. Upon termination of any Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of that Fund are entitled to share pro rata in the net assets of that Fund available for distribution to shareholders. The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

     The assets received by each Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, that Fund. The underlying assets are segregated and are charged with the expenses with respect to that Fund and with a share of the general expenses of the Trust. Any general expenses of the Trust that are not readily identifiable as belonging to a particular Fund are allocated by or under the direction of the trustees in such manner as the trustees determine to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of each Fund, certain expenses may be legally chargeable against the assets of all Funds.

     The Declaration of Trust also permits the trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate. While the trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such an additional or merged portfolio would be evidenced by a separate series of shares (i.e., a new "Fund").

     The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or any Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of each Fund affected. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

VOTING RIGHTS

     As summarized in the Private Placement Memorandum shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

     The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question. Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. On matters affecting an individual series, only shareholders of that series are entitled to vote. Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust's independent accountants, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

     There will normally be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders. In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

     Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

     Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative.

     No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except
(i) to change the Trust's name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.

SHAREHOLDER AND TRUSTEE LIABILITY

     Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of each Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

     The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in the best interests of the Trust. No officer or trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                HOW TO BUY SHARES

     The procedures for purchasing shares of the Funds are summarized in the Private Placement Memorandum under "Purchase of Shares".


                       NET ASSET VALUE AND OFFERING PRICE

     The net asset value of the shares of each Fund is determined by dividing that Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made monthly and as of the close of regular trading on the New York Stock Exchange on any day on which an order for purchase or redemption of a Fund's shares is received that the Exchange is open for unrestricted trading. Equity securities listed on an established securities exchange or on the NASDAQ National Market System are normally valued at their last sale price on the exchange where primarily traded or, if there is no reported sale during the day, and in the case of over the counter securities not so listed, at the mean between the last bid and asked price. Other securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the trustees, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

     Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of a Fund's net asset value. If events materially affecting the value of any Fund's portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with procedures approved by the trustees.


                                   REDEMPTIONS

     The procedures for redemption of Fund shares are summarized in the Private Placement Memorandum under "How to Redeem Shares."


           INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS

     As described in the Private Placement Memorandum under "Distributions" it is the policy of each Fund to pay its shareholders, as dividends, substantially all net investment income and to distribute annually all net realized capital gains, if any, after offsetting any capital loss carryovers.

     Income dividends and capital gain distributions are payable in full and fractional shares of the particular Fund based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution. Shareholders, however, may elect to receive their distributions in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

     As required by federal law, detailed federal tax information will be furnished to each shareholder for each calendar year on or before January 31 of the succeeding year.

     Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Code. To the extent it qualifies for treatment as a regulated investment company, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.

     Non-tax-exempt shareholders of each Fund will be subject to federal income taxes on distributions made by the Fund whether received in cash or additional shares of the Fund. Distributions by each Fund of net income and short-term capital gains, if any, will be taxable to shareholders as ordinary income. Distributions of long-term capital gains, if any, will be taxable to shareholders as long-term capital gains, without regard to how long a shareholder has held shares of the Fund.

     Dividends and distributions on Fund shares received shortly after their purchase, although there in effect be a return of capital to the purchasing shareholder, are subject to federal income taxes.

     Redemptions and exchanges of each Fund's shares are taxable events and, accordingly, shareholders may realize gains and losses on these transactions. If shares have been held for more than one year, gain or loss realized will be long-term capital gain or loss, provided the shareholder holds the shares as a capital asset. However, if a shareholder sells Fund shares at a loss within six months after purchasing the shares, the loss will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by the shareholder. Furthermore, no loss will be allowed on the sale of Fund shares to the extent the shareholder acquired other shares of the same Fund within 30 days prior to the sale of the loss shares or 30 days after such sale.

     The Fund is generally required to withhold and remit to the U.S. Treasury 31% of all dividends from net investment income and capital gain distributions, whether distributed in cash or reinvested in shares of the Fund, paid or credited to any shareholder account for which an incorrect or no taxpayer identification number has been provided or where the Fund is notified that the shareholder has underreported income in the past (or the shareholder fails to certify that he is not subject to such withholding). In addition, the Fund will generally be required to withhold and remit to the U.S. Treasury 31% of the amount of the proceeds of any redemption of Fund shares from a shareholder account for which an incorrect or no taxpayer identification number has been provided.

     A Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies will be subject to special tax rules (including mark-to-market, straddle, wash-sale and short-sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.

     The Fund may be subject to foreign withholding taxes on income and gains derived from foreign investments. Such taxes would reduce the yield on the Fund's investments, but, as discussed in the Private Placement Memorandum, may be taken as either a deduction or a credit by U.S. citizens and corporations.

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and regulations currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative action.

     Dividends and distributions also may be subject to state and local taxes. Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state or local taxes.

     The foregoing discussion relates solely to U.S. federal income tax law. Non-U.S. investors should consult their tax advisers concerning the tax consequences of ownership of shares of the Fund, including the possibility that distributions may be subject to a 30% United States withholding tax (or a reduced rate of withholding provided by treaty).

                              FINANCIAL STATEMENTS

     Financial statements of the International Equity Fund for the fiscal year ended December 31, 2000 are incorporated by reference to the Annual Report for the Fund filed on March 1, 2001. These financial statements have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART C. OTHER INFORMATION

ITEM 23.  EXHIBITS.

The following Exhibits are filed herewith:

a.      Amended and Restated Agreement and Declaration of Trust of Registrant.*

b.      Copy of By-Laws of Registrant as amended December 18, 2000.*

c. Portions of Amended and Restated Agreement and Declaration of Trust and By-Laws Relating to Shareholders' Rights. (Incorporated by reference to Exhibit a hereof).*

d(i). Investment Advisory Agreement between Baillie Gifford Overseas, Limited and Registrant (on behalf of The International Equity Fund).*

d(ii). Investment Advisory Agreement between Baillie Gifford Overseas, Limited and Registrant (on behalf of The EAFE Fund).*

d(iii). Investment Advisory Agreement between Baillie Gifford Overseas, Limited and Registrant (on behalf of The Emerging Markets Fund).*

f.      Not applicable.

g(i).   Form of Custodian Agreement between Registrant and Bank of New York.*

g(ii). Form of Foreign Custodian Manager Agreement between Registrant and Bank of New York.*

h(i).   Administrative Services Agreement between Registrant and Bank of New
        York.*

h(ii). Form of Transfer Agency Agreement between Registrant and Unified Fund Services Inc.*

h(iii). Form of Subscription Agreement for the purchase of Shares of any series of the Trust.*

j.      Consent of PricewaterhouseCoopers LLP.+

l.      Not applicable.

m.      Shareholder Service Plan.*

n.      Not applicable.

o.      18f-3 Plan.*

* Incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

+       Filed herewith.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

Not applicable.

ITEM 25.  INDEMNIFICATION.

Article VIII of the Registrant's Agreement and Declaration of Trust (Exhibit 1 hereto) provides for indemnification of trustees and officers. The effect of this provision is to provide indemnification for each of the Registrant's trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated to be liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. As to any matter disposed of without an adjudication by a court or other body, indemnification will be provided to the Registrant's trustees and officers if (a) such indemnification is approved by a majority of the disinterested trustees, or (b) an opinion of independent legal counsel is obtained that such indemnification would not protect the trustee or officer against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of duties.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Baillie Gifford Overseas Limited ("BGO") is registered under the Investment Advisers Act of 1940 and regulated by Investment Management Regulatory Organisation of the United Kingdom, and as such is engaged in the provision of investment advisory and management services to a variety of public and, private investment pools (including hedge funds), and private accounts.

For additional information as to the business, profession, vocation or employment of a substantial nature that BGO and each of its directors, officers and partners is or has been engaged in within the last two fiscal years, please refer to the Adviser's Form ADV (File No. 801-21051), which is incorporated herein by reference.

ITEM 27.  PRINCIPAL UNDERWRITERS.

Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS

The records required by Section 31(a) and Rule 31a-1 through 3 under the 1940 Act will be maintained by Registrant at its offices, 1 Rutland Court, Edinburgh, Scotland, UK EH3 8EY, except that: (i) the Transfer Agent (located at 431 North Pennsylvania Street, Indianapolis, Indiana 46204)) and Custodian (located at 100 Church Street, 10th Floor,, New York, New York 10286) for Registrant, will maintain the records required by subparagraphs (a)(1), (b)(1)-(5) and (6)-(8) of Rule 31a-1 and by Rule 31a-2; and (ii) BGO, located at 1 Rutland Court, Edinburgh, Scotland, UK EH3 8EY will maintain the records required by Rule 31a-1(f) and Rule 31a-2(e).

ITEM 29.  MANAGEMENT SERVICES.

Not applicable.

ITEM 30.  UNDERTAKINGS.

Not applicable.

                                   SIGNATURES

        Pursuant to the requirements of the Investment Company Act of 1940, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the city of Edinburgh, Scotland on the 30th day of April, 2001.

                                                     Baillie Gifford Funds

                                                     By:/s/R. ROBIN MENZIES
                                                        ----------------------
                                                           R. Robin Menzies
                                                           President

EXHIBIT INDEX

Exhibit No.                Exhibit Title

j.      Consent of PricewaterhouseCoopers LLP.